__________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 5, 2015

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (937) 445-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On March 5, 2015, the Compensation and Human Resource Committee of the Board of Directors (the “Committee”) of NCR Corporation (the “Company”) approved for William R. Nuti, the Company’s Chief Executive Officer, President and Chairman of the Board, continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. The Committee made this decision in recognition of his leadership of the Company’s transformation to a software and solutions leader in consumer transaction technologies.

Mr. Nuti will be eligible to participate in the Company’s active employee medical plan until age 65 (on the same basis as the Company’s active employees), and thereafter he will be eligible to participate in the Company’s post-65 retiree Medicare supplement plan which provides a fixed annual subsidy for qualified Medicare supplement or other qualified medical expenses through a retiree reimbursement account.
The benefits provided to Mr. Nuti, as outlined above, are summarized in a letter agreement (the “Agreement”) entered into between the Company and Mr. Nuti. A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2015	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Acting General Counsel and Secretary